As filed with the U.S. Securities and Exchange Commission on October 31, 2024.

Registration No. 333-216962

Registration No. 333-234651

Registration No. 333-239574

Registration No. 333-272100

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TRACON Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	2836	34-2037594
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

124 Washington Street

Foxborough, MA 02035
(508) 543-1720

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Craig R. Jalbert

President and Chief Executive Officer

TRACON Pharmaceuticals, Inc.

124 Washington Street

Foxborough, MA 02035

(508) 543-1720

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Matthew T. Browne Anitha Anne Cooley LLP 10265 Science Center Drive San Diego, California 92121 (858) 550-6000

Approximate date of commencement of proposed sale to the public: Not applicable. This post-effective amendment removes from registration any securities registered under Registration Statement Nos. 333-216962, 333-234651, 333-239574 and 333-272100 that remain unsold.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 (the “Post-Effective Amendment”) relates to the following registration statements on Form S-1 (each a “Registration Statement,” and collectively, the “Registration Statements”), previously filed by TRACON Pharmaceuticals, Inc. (the “Company”) with the U.S. Securities and Exchange Commission (the “SEC):

•
Registration Statement on Form S-1 (No. 333-216962), registering for resale by the selling stockholders named therein 16,158 shares of the Registrant’s common stock, par value $0.001 per share (the “Common Stock”), filed with the SEC on March 27, 2017 and declared effective on May 1, 2017;
•
Registration Statement on Form S-1 (No. 333-234651), registering for resale by the selling stockholders named therein 82,133 shares of the Registrant’s Common Stock, filed with the SEC on November 12, 2019 and declared effective on November 22, 2019;
•
Registration Statement on Form S-1 (No. 333-239574), registering for resale by the selling stockholders named therein 82,133 shares of the Registrant’s Common Stock, filed with the SEC on June 30, 2020 and declared effective on July 9, 2020; and
•
Registration Statement on Form S-1 (No. 333-272100), registering for resale by the selling stockholders named therein 250,000 shares of the Registrant’s Common Stock, filed with the SEC on May 19, 2023 and declared effective on May 31, 2023;

The share numbers set forth above have been adjusted to reflect a 1-for-10 reverse stock split Common Stock effected on November 7, 2019 and a 1-for-20 reverse stock split of the shares of Common Stock effected on April 10, 2024.

As previously disclosed in a Form 8-K filed with the SEC on July 30, 2024, the board of directors of the Company approved the dissolution and liquidation of the Company pursuant to a plan of dissolution (the “Plan of Dissolution”), subject to the approval of the Registrant’s stockholders. In connection with the foregoing, the Company has determined to terminate the offerings of the securities under the Registration Statement. Accordingly, the Company is filing this Post-Effective Amendment to terminate the effectiveness of the Registration Statements and to remove from registration any and all of the securities that remain unsold under the Registration Statements as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Foxborough, State of Massachusetts, on this 31st day of October, 2024.

TRACON PHARMACEUTICALS, INC.

/s/ Craig R. Jalbert
Craig R. Jalbert
President and Chief Executive Officer (Principal Executive Officer and Principal Financial and Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Craig R. Jalbert	Director	October 31, 2024
Craig R. Jalbert

No other person is required to sign this Post-Effective Amendment No. 1 in reliance upon Rule 478 under the Securities Act of 1933, as amended.